Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Navient Corporation:

We consent to the incorporation by reference in the following registration statements of Navient Corporation and subsidiaries (the Company):

FormRegistration Number

S-3333-218415

S-3333-195540

S-3333-197516

S-8333-220003

S-8333-195539

S-8333-195538

S-8333-195536

S-8333-195535

S-8333-195533

S-8333-195529

of our reports dated February 26, 2018, except as to Note 15 which is as of May 3, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes  (collectively, the consolidated financial statements), which reports appear in exhibit 99.1 of Navient Corporation’s Current Report on Form 8-K filed on May 3, 2018.

(signed) KPMG LLP

McLean, Virginia
May 3, 2018